Bitwise Funds Trust 485BPOS

Exhibit 99(j)

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 28, 2024, with respect to the financial statements of Bitwise Web3 ETF, Bitwise Bitcoin Strategy Optimum Roll ETF and subsidiary, Bitwise Bitcoin and Ether Equal Weight Strategy ETF and subsidiary, and Bitwise Ethereum Strategy ETF and subsidiary, each a series of Bitwise Funds Trust as of December 31, 2023, incorporated herein by reference, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in each series’ respective prospectus and “Miscellaneous Information” and “Financial Statements” in each series’ respective statement of additional information filed on Form N-1A.

New York, New York

April 26, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.